Exhibit 10.12

SECOND AMENDMENT TO LEASE

I.
PARTIES AND DATE.

This Second Amendment to Lease (this “Amendment”) dated February 13, 2026 , is by and between IRVINE BUSINESS CENTER LLC, a Delaware limited liability company (“Landlord”), and SYNTIANT CORP., a Delaware corporation (“Tenant”).

II.
RECITALS.
A.
Landlord and Tenant entered into a lease dated July 2, 2022, which lease was amended by a First Amendment to Lease dated March 17, 2025 (collectively, the “Lease”), in connection with approximately 17,306 rentable square feet of space located at 7555 Irvine Center Drive, Suite 200, Irvine, California (“Premises”).
B.
Landlord and Tenant each desire to modify the Lease to extend the Term, adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III.
MODIFICATIONS.
A.
Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1.
Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof: “5. Expiration Date: August 31, 2027”
2.
Item 6 is hereby amended by adding the following:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
9/1/26 to 8/31/27	$1.90	$32,881.40

B.
Right to Extend. Section 1 of Exhibit G to the Lease, “Right to Extend”, will remain in full force and effect during the Term, as extended herein.
C.
Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment will be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.
IV.
GENERAL.
A.
Effect of Amendment. The Lease will remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.
B.
Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.
C.
Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease will have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
D.
Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
E.
Counterparts; Digital Signatures. This Amendment may be executed in one or more counterparts, each of which will constitute an original and all of which will be one and the same agreement. The parties expressly agree that one or each of the parties may execute and deliver this Amendment electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”). The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties' mutual intent to be legally bound by this Amendment. The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process and each party hereby waives any claim which it may have against the enforceability of this Amendment based on the use of the Approved Service.
F.
California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”

G.
Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord will be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and CBRE, Inc. (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, will be binding and enforceable in connection with the negotiation of this Amendment.
V.
EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.”

above.

LANDLORD:

TENANT:

IRVINE BUSINESS CENTER LLC, a Delaware limited liability company	SYNTIANT CORP., a Delaware corporation

By: /s/ Beau G. Rawi	By: /s/ Paul Henderson

Beau G. Rawi Senior Vice President, Leasing Office Properties	Paul Henderson SVP Finance

By: /s/ Holly McManus

Holly McManus Regional Vice President, Operations Office Properties